UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

T REIT Liquidating Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	26-0536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on November 6, 2008, we, through NNN Congress Center, LLC, of which we own a 35.5% membership interest through our subsidiary T REIT Congress Center, LLC, along with GREIT-Congress Center, LLC and NNN Congress Center 1, LLC, NNN Congress Center 2, LLC, NNN Congress Center 3, LLC, NNN Congress Center 4, LLC, NNN Congress Center 5, LLC, NNN Congress Center 6, LLC, NNN Congress Center 7, LLC, NNN Congress Center 8, LLC, NNN Congress Center 9, LLC, NNN Congress Center 10, LLC, NNN Congress Center 11, LLC, NNN Congress Center 12, LLC, NNN Congress Center 13, LLC, NNN Congress Center 14, LLC and NNN Congress Center 15, LLC, or collectively the Unaffiliated TIC Investors, entered into an Agreement for Purchase and Sale of Real Property, dated as of October 31, 2008, or the Agreement, for the sale of the Congress Center property, located in Chicago, Illinois, for an aggregate sales price of $130,000,000, to FSP Congress Center, LLC, or the Buyer, an unaffiliated third party. The Unaffiliated TIC Investors and NNN Congress Center, LLC are entities managed by Grubb & Ellis Realty Investors, LLC, who also serves as the advisor to us and G REIT Liquidating Trust, which owns GREIT-Congress Center, LLC. We own, through NNN Congress Center, LLC, a 10.3% interest in the Congress Center property. On January 13, 2009, the Buyer elected to terminate the Agreement as provided for under the terms of the Agreement. Grubb & Ellis Realty Investors, LLC will continue to market the Congress Center property for sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT Liquidating Trust

January 16, 2009	By:	/s/ W. Brand Inlow

Name: W. Brand Inlow
Title: Trustee